United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,212,530)
Unrealized Gain (Loss) on Market Value of Futures	3,474,990
Dividend Income	2,613
Interest Income	593
ETF Transaction Fees	1,050
Total Income (Loss)	$2,266,716

Expenses
General Partner Management Fees	$49,896
SEC & FINRA Registration Expense	10,113
Audit Fees	7,192
Brokerage Commissions	2,502
NYMEX License Fee	1,247
Prepaid Insurance Expense	962
Non-interested Directors' Fees and Expenses	800
Total Expenses	$72,712
Net Income (Loss)	$2,194,004

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/12	$99,556,182
Additions (400,000 Units)	15,463,201
Withdrawals (450,000 Units)	(17,691,605)
Net Income (Loss)	2,194,004

Net Asset Value End of Month	$99,521,782
Net Asset Value Per Unit (2,500,000 Units)	$39.81

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612